FORM 10-Q

Exhibit 4.7(c)

              THIRD AMENDMENT TO THE 401(K) PROGRAM
                               OF
                     CONE MILLS CORPORATION

           (As Amended and Restated December 1, 1994)


     THIRD AMENDMENT, dated August 7, 1997, to The 401(k) Program of Cone Mills Corporation, as Amended and Restated December 1,
1994, (the "Plan").

                            RECITALS

     The Board of Directors desires to clarify certain provisions of the Plan and thereby to facilitate plan administration.

     NOW, THEREFORE, the Plan be and hereby is amended, effective
January 1, 1997, as follows:

     (1)  By deleting the last two sentences of Plan Section
          6.10(a) and inserting in lieu thereof the following:

          "Amounts withdrawn shall be in the following order: (1) a portion or all of the SRP Voluntary Contribution Account; (2) a portion or all of the other SRP Accounts;
          (3) a portion or all of the EEP Voluntary Contributions Account; (4) a portion or all of the other EEP Accounts. Subject to paragraph (b), the maximum amount subject to withdrawal is the vested balance in the Member's Accounts as of the Valuation Date immediately preceding the date of application, but in no event shall a withdrawal be in excess of the amount necessary to meet the immediate and heavy financial need of the Member, and a withdrawal of less than $300 shall not be permitted."

     (2) By deleting the heading and text of Plan Section 7.03 and inserting in lieu thereof the following:

          7.03 Investment of Account Pending Distribution

          "The respective accounts of a terminated Member or a Beneficiary who has not elected to take a distribution or is receiving a distribution in installments may be invested in any funds set forth in Section 7.01 above subject to all rights and limitations provided in Section 7.02."


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FORM 10-Q

Exhibit 4.7(c)   (continued)



     IN WITNESS WHEREOF, this Third Amendment, having been approved by the Board of Directors of Cone Mills Corporation at a meeting duly held on August 7, 1997 is signed by the Vice President and
Secretary of the Corporation on the   7th   day of August, 1997.


                         CONE MILLS CORPORATION

                         By:   /s/ Terry L. Weatherford
                         Title:    Vice President and Secretary


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